UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)    (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2006, UTStarcom, Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that it will need to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”) in connection with the Company’s voluntary review of its historical equity award grant practices.

As previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2006 and discussed further in Item 8.01 below, the Company will not be in a position to file the Form 10-Q until the completion of the review.

The Company expects that Nasdaq will soon notify the Company that the delay in the filing of the Form 10-Q constitutes non-compliance with Nasdaq’s listing requirements.  Upon receipt of such notification, the Company will initiate the appeal process by requesting a hearing before the Nasdaq Listing Qualifications Panel.  The Company expects that, pending a decision by the panel, the securities of the Company will remain listed on Nasdaq.

Item 8.01 Other Events

The Company is delaying the filing of the Form 10-Q in order to (i) complete its voluntary review of its historical equity award grant practices under the direction of the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Committee”) and (ii) assess any impact of the review on the Company’s financial statements related to prior equity grants and the Company’s internal control over financial reporting.  The Committee is being assisted by independent legal counsel and independent accounting consultants.

The Company has not reached conclusions as to whether the Company will need to record any non-cash adjustments to its financial statements related to prior equity grants.  Although the Company has not yet begun its assessment of the impact of the stock option review on its internal control over financial reporting, to the extent accounting adjustments are identified as a result of this review, the Company will also be required to evaluate the effect on its internal control over financial reporting.  As a result, depending on the outcome of the review, it is possible that the Company could conclude that a material weakness in internal control over financial reporting exists as of September 30, 2006.

Pursuant to the Indenture (the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (the “Notes”), the Company is required to file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended, and provide a copy of such filings to the trustee for the holders of the Notes (the “Trustee”).  Pursuant to the Indenture, a default by the Company on this requirement becomes an “event of default” (as described in the Indenture) (i) if the Trustee notifies the Company of the default or (ii) the holders of at least 25% in aggregate principal amount of the Notes outstanding (the “25% Holders”) notify the Company and the Trustee of the default, and (iii) the Company does not cure the default within 60 days after receipt of such notice.

The Company has not yet received notice from the Trustee or the 25% Holders asserting that the Company’s delay in filing the Form 10-Q will constitute an event of default pursuant to the Indenture. If such an event of default were to occur, the Trustee or the 25% Holders would have the right to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on Nasdaq, a potential event of default under the Indenture and the anticipated consequences of such an event of default. Those statements are subject to risks and uncertainties that may cause actual results to differ materially. The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: November 9, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer